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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 2002 included in this Form 10-K into Registration Statement File No.'s 333-15249, 333-15251, 333-29055, 333-29057,
333-83791, 333-83793, 333-94869, 333-33460, 333-41664, 333-53386, 333-64250,
333-64816, 333-70192 and 333-74850. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
March 13, 2002